UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2021

HORIZON ACQUISITION CORPORATION II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39631	98-1553406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Steamboat Road, Suite 200 Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

(203) 298-5300

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	HZON.U	New York Stock Exchange
Class A Ordinary Shares included as part of the units	HZON	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	HZON WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2021, the Board of Directors (the “Board”) of Horizon Acquisition Corporation II (the “Company”) appointed Stephen Sautel and Zachary Warren as independent members of the Board, effective October 19, 2021. Effective October 19, 2021 Mr. Sautel and Mr. Warren will each serve as Class III directors. Mr. Sautel will serve on the Board’s Audit Committee in accordance with the corporate governance standards of the New York Stock Exchange (the “NYSE”), which require the Company to have a fully independent Audit Committee comprised of at least three members by the one-year anniversary of the Company’s initial public offering. The Board has determined that Mr. Sautel and Mr. Warren are independent directors under applicable Securities and Exchange Commission and New York Stock Exchange rules. In addition, the Board has determined that Mr. Sautel is an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) of  Regulation S-K promulgated under the Securities Act of 1933 (the “Securities Act”). In connection with their appointment as independent directors of the Company, Mr. Sautel and Mr. Warren will each receive an annual director’s fee in the amount of $50,000 to be paid by Horizon II Sponsor, LLC, the Company’s sponsor.

Mr. Sautel has served as a director of Essential Properties Realty Trust, Inc. (NYSE: EPRT) since its IPO in 2018. Mr. Sautel is a private investor, and he serves on the board of several private companies engaged in diverse businesses, including business services, manufacturing, distribution, institutional investment management and residential real estate. Since December 2017, Mr. Sautel has served as a director of CBAM Holdings, LLC, a private company that is an affiliate of Eldridge Industries LLC and is engaged in managing corporate credit. From 2014 to 2018, Mr. Sautel served as a director of Guggenheim Partners Investment Management Holdings, LLC, a diversified institutional investment management firm. From October 2001 to June 2014, Mr. Sautel was an investment professional at Guggenheim Capital, LLC, where he held the titles of Senior Managing Director and Chief Operating Officer of the Investments Business. While at Guggenheim, Mr. Sautel co-founded the firm’s credit investing business and later was responsible for supervising the firm’s investment management operations. Prior to Guggenheim, Mr. Sautel worked at J.H. Whitney & Co., First Chicago Capital Markets, and Arthur Andersen & Co. Mr. Sautel received a B.B.A. from the University of Kentucky in 1991 and an M.B.A. from the University of Michigan in 1996. Mr. Sautel is a CFA charterholder.

Mr. Warren most recently served as Senior Managing Director and Portfolio Manager at Guggenheim Partners.  Mr. Warren, a 17-year Guggenheim veteran, ran the firm’s private debt investing activities and served on the Corporate Credit Investment Committee.  As part of the Committee, Mr. Warren led the firm’s investment activities in high yield bonds, leveraged loans, and private debt.  Prior to Guggenheim, Mr. Warren was a VP at Bear Stearns in equity research.  Mr. Warren is a graduate of the College of William and Mary and the Anderson School of Business at UCLA.

In connection with the appointments of Mr. Sautel and Mr. Warren, the Company entered into the following agreements:

•	A Letter Agreement, dated October 19, 2021 (the “Letter Agreement”), between the Company and each of Mr. Sautel and Mr. Warren, pursuant to which Mr. Sautel and Mr. Warren each agreed to: vote any Class A ordinary shares of the Company held by each of them in favor of the Company’s initial business combination; facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within the time period required by its amended and restated memorandum and articles of association; and certain transfer restrictions with respect to the Company’s securities.

•	An Indemnity Agreement, dated October 19, 2021 (the “Indemnity Agreement”), between the Company and each of Mr. Sautel and Mr. Warren, providing Mr. Sautel and Mr. Warren certain contractual indemnification in addition to the indemnification provided for in the Company’s amended and restated memorandum and articles of association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2021

HORIZON ACQUISITION CORPORATION II

By:	/s/ Todd Boehly
Name: Todd Boehly
Title: Chief Executive Officer and Chief Financial Officer